Exhibit 99.1

ITT Corporation 1133 Westchester Ave. White Plains, NY 10604 tel 914 641 2000

Press Release

For Immediate Release

Investors:	Media:
Melissa Trombetta +1 914-641-2030 melissa.trombetta@itt.com	Kathleen Bark +1 914-641-2103 kathleen.bark@itt.com

ITT Announces Resignation of Robert J. Pagano, Jr.

Appoints EVP Aris Chicles as Interim President of Industrial Process

WHITE PLAINS, N.Y., May 8, 2014 – ITT Corporation (NYSE: ITT) announced today that it has accepted the resignation of its Industrial Process Business President Robert J. (Bob) Pagano, effective May 26. Pagano, 51, is departing ITT to become President and CEO of Watts Water Technologies.

ITT Executive Vice President Aris Chicles will have interim leadership responsibility for the IP business.

“While I regretfully accept Bob’s decision, I thank him for his service to ITT and wish him the best in his new career. In his 25 years with the company, Bob has made immeasurable contributions to the IP business and to ITT. In particular, his leadership in the last three years has laid the foundation for the long-term growth and success of the IP business, and he will be dearly missed by his colleagues here,” said Denise Ramos, CEO and President.

“At the same time, we are pleased to have a proven business leader like Aris Chicles leading this business on an interim basis,” Ramos said. “Having begun his career in operations at Owens Corning, and progressing through sales, product management and general management roles before moving into strategy, Aris is a proven business and people leader with a strong executional track record in highly engineered industrial manufacturing,” said Ramos. “This combination of operational savvy with his strategic know-how and flexibility will enable him to skillfully guide IP.”

Chicles, 52, joined ITT in 2006 from American Standard Inc., where he was vice president of Corporate Business Development. Prior to this position, he had a 17-year career with Owens Corning in a series of progressively responsible operational positions, rising to head of Corporate Development and Strategy. He has a Bachelor of Science in business administration from Miami University of Ohio, and received his M.B.A. from the Wharton School of the University of Pennsylvania.

Chicles’ other functional leadership responsibilities as EVP at ITT are being reassigned on an interim basis.

ITT’s Industrial Process business is a global manufacturer of industrial pumps, valves, monitoring and control systems, and aftermarket services for the biopharmaceutical, food and beverage, chemical, oil and gas, mining, pulp and paper, power and general industrial markets through leading brands including Goulds Pumps, Bornemann, PRO Services, Engineered Valves, C’treat and ProCast.

About ITT

ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the energy, transportation and industrial markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. Founded in 1920, ITT is headquartered in White Plains, N.Y., with employees in more than 35 countries and sales in a total of approximately 125 countries. The company generated 2013 revenues of $2.5 billion. For more information, visit www.itt.com.

Safe Harbor Statement

This press release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 (the “Act”). No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. All forward-looking statements included in this presentation are based on information available to us on the date hereof, and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. The forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the industry in which we operate, and other legal, regulatory and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance.

We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Forward-looking statements in this press release should be evaluated together with the risks and uncertainties that affect our business, particularly those mentioned in the Risk Factors section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission.

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